Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2011, in Pre-Effective Amendment No. 7 to the Registration Statement (Form F-1) and related Prospectus of CEMENTOS PACASMAYO S.A.A. for the initial public offering of 20,000,000 American Depositary Shares (ADSs).

Lima, Perú

February 3, 2012

MEDINA, ZALDIVAR, PAREDES & ASOCIADOS

(Member firm of Ernst & Young Global)

/s/ Marco Antonio Zaldivar
Marco Antonio Zaldivar
Partner
C.P.C.C. Register No.12477